Exhibit 99.5

ABINGTON BANK
180 Old York Road
Jenkintown, Pennsylvania 19064
(215) 886-8280

NOTICE OF SPECIAL MEETING OF DEPOSITORS

To Be Held on _______________ __, 2007

NOTICE IS HEREBY GIVEN that a special meeting of the depositors of Abington Bank will be held at the headquarters office of Abington Bank located at 180 Old York Road, Jenkintown, Pennsylvania on _______________ __, 2007 at __:00 __.m., Eastern time, to consider and vote upon:

1.     The approval of a Plan of Conversion and Reorganization (the “Plan of Conversion”) and the transactions contemplated thereby pursuant to which, in a series of substantially simultaneous and interdependent transactions: (i) Abington Bank will make an election, pursuant to Section 10(l) of the Home Owners’ Loan Act, as amended, to be treated as a savings association and Abington Mutual Holding Company will merge with and into a federal chartered mutual holding company and then convert to a federally chartered interim stock savings bank and Abington Community Bancorp, Inc. will merge with and into a federally chartered mid-tier holding company and then convert to a federally chartered interim stock savings bank and, immediately thereafter, each will merge with and into Abington Bank, with Abington Bank being the surviving entity; and (ii) Abington Bancorp, Inc., a newly formed Pennsylvania-chartered stock corporation and subsidiary of Abington Bank, will form a Pennsylvania-chartered interim stock savings bank as a wholly owned subsidiary, which will merge with and into Abington Bank, with Abington Bank as the surviving entity. As a result of these transactions, Abington Mutual Holding Company and Abington Community Bancorp, Inc. will no longer exist and Abington Bank will become a wholly owned subsidiary of Abington Bancorp, Inc. Under the Plan of Conversion, the shares of Abington Community Bancorp, Inc. common stock currently held by Abington Mutual Holding Company will be cancelled and the remaining outstanding shares of common stock of Abington Community Bancorp, Inc. held by public shareholders will be converted into shares of common stock of Abington Bancorp, Inc. pursuant to an exchange ratio that will ensure that the public shareholders at the time of the conversion will own approximately the same percentage of Abington Bancorp, Inc. as they owned in Abington Community Bancorp, Inc., exclusive of any additional shares they may purchase in the offering and any cash received in lieu of fractional shares. Shares of Abington Bancorp, Inc. representing Abington Mutual Holding Company’s ownership interest in Abington Community Bancorp, Inc. will be offered for sale in a subscription offering and, possibly, a community offering and/or syndicated community offering.

2.     Such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

The Board of Directors has fixed _______________ __, 2007 as the voting record date for the determination of depositors entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. Only those depositors of Abington Bank of record as of the close of business on that date will be entitled to vote at the Special Meeting or at any such adjournment.

The following proxy statement is a summary of information about Abington Bank and the proposed conversion and stock offering. A more detailed description of Abington Bank and the proposed conversion and stock offering is included in the accompanying prospectus, which constitutes a part of this proxy statement.

By Order of the Board of Directors

Robert W. White Chairman, President and Chief Executive Officer

Jenkintown, Pennsylvania
_______________ __, 2007

The Board of Directors Recommends That You Sign, Date and Mark the Enclosed Proxy Card FOR Adoption of the Plan of Conversion and Return it Promptly in the Enclosed Self-Addressed Stamped Envelope. Returning a Proxy Card Will Not Prevent You from Voting in Person If You Attend the Special Meeting. Your Vote Is Important.

ABINGTON BANK

PROXY STATEMENT

 SPECIAL MEETING OF DEPOSITORS
To Be Held On _______________ __, 2007

INTRODUCTION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Abington Bank of proxies to be voted at the Special Meeting of Depositors of Abington Bank to be held on _______________ __, 2007 at the headquarters office of Abington Bank located at 180 Old York Road, Jenkintown, Pennsylvania at __:00 _.m., Eastern time, and at any adjournments thereof. This Special Meeting is being held for the purpose of considering and voting upon the Plan of Conversion pursuant to which (a) Abington Mutual Holding Company, which currently owns approximately 57.1% of the common stock of Abington Community Bancorp, Inc., will merge with and into a federally chartered mutual holding company, Abington Community Bancorp, Inc. will merge with and into a federally chartered mid-tier stock holding company, and the resulting institutions will then convert to federal interim stock savings associations and immediately thereafter, they will both merge into Abington Bank, with Abington Bank being the surviving entity; (b) an interim institution to be formed as a wholly owned subsidiary of Abington Bancorp, Inc. will merge into Abington Bank, with Abington Bank being the surviving entity and becoming a wholly-owned subsidiary of Abington Bancorp, Inc.; and (c) the outstanding shares of Abington Community Bancorp, Inc. common stock (other than those held by Abington Mutual Holding Company, which will be canceled) will be converted into shares of common stock of Abington Bancorp, Inc. pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of Abington Bancorp, Inc. as they currently own of Abington Community Bancorp, Inc., before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by Abington Bancorp, Inc. or receiving cash in lieu of fractional shares. In addition, Abington Bancorp, Inc. is offering shares of its common stock by means of a prospectus, and the sale of such stock and the reorganization are referred to herein as the conversion.

Voting in favor of the Plan of Conversion will not obligate you to purchase common stock of Abington Bancorp, Inc., the new holding company, in the offering. A copy of the Prospectus of Abington Bancorp, Inc. accompanies this Proxy Statement and is incorporated herein by reference. See “Incorporation of Information by Reference,” “How to Obtain Additional Information” and “Available Information” on pages 3 and 4.

VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

All of Abington Bank’s depositors as of the close of business on _______________ __, 2007 (voting record date) who continue to be depositors on the date of the Special Meeting or any adjournment thereof will be entitled to vote on the Plan of Conversion. If there are not sufficient votes for approval of the Plan of Conversion at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

Each depositor as of the voting record date will be entitled at the Special Meeting to cast one vote per $100, or fraction thereof, of the aggregate withdrawal value of all of such depositor’s deposit accounts in Abington Bank as of the voting record date. No depositor may cast more than 1,000 votes at such Special Meeting. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in their own name, each person would be entitled to 1,000 votes for the separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. Abington Bank’s records indicate that as of the voting record date, there were approximately ___________ depositors entitled to cast a total of ___________ votes at the Special Meeting.

Pursuant to The Plan of Conversion, consummation of the conversion is conditioned upon the approval of the Plan of Conversion by the Office of Thrift Supervision, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast at the Special Meeting by the depositors as of the close of business on the voting record date, and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Abington Community Bancorp common stock held as of the voting record date at a Special Meeting of Shareholders called for the purpose of considering the Plan of Conversion. The Plan of Conversion also conditions the consummation of the conversion on the approval of the Plan of Conversion by the holders of at least a majority of the votes cast, in person or by proxy, by the public shareholders, i.e. those stockholders other than Abington Mutual Holding Company, at the Shareholders’ Meeting. Abington Mutual Holding Company intends to vote its shares of Abington Community Bancorp common stock, which amount to 57.1% of the outstanding shares, in favor of the Plan of Conversion at the Shareholders’ Meeting.

This Proxy Statement and related materials are first being mailed to depositors on or about _______________ __, 2007.

The affirmative vote of a majority of the total votes eligible to be cast at the Special Meeting of Depositors is required for approval of the Plan of Conversion.

The Board of Directors recommends that you vote FOR the adoption of the Plan of Conversion.

PROXIES

The Board of Directors of Abington Bank is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Each proxy solicited hereby, if properly executed, duly returned before the Special Meeting and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting in accordance with the member’s instructions indicated thereon. If no contrary instructions are given on the proxy, the proxy, if signed, will be voted in favor of the Plan of Conversion. If you do not return a proxy or vote at the meeting, it will have the same effect as a vote against the Plan of the Conversion. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the Special Meeting.

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Abington Bank either a written revocation of the proxy or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting.

Proxies may be solicited by officers, directors and employees of Abington Bank personally, by telephone or further correspondence without additional compensation.

Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts and Keogh trusts established at Abington Bank, the beneficiary may direct the trustee’s vote on the Plan of Conversion by returning a completed proxy card in the enclosed envelope.

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INCORPORATION OF INFORMATION BY REFERENCE

The Prospectus of Abington Bancorp, Inc., dated __________ __, 2007, is incorporated herein by reference. The Prospectus sets forth a complete description of the Plan of Conversion and the related offering of common stock by Abington Bancorp, Inc. under the caption “The Conversion and Offering.” Such caption also describes the effects of the conversion on the shareholders of Abington Community Bancorp, Inc. and the depositors of Abington Bank, including the tax consequences of the conversion and the establishment of a liquidation account for the benefit of certain depositors Abington Bank.

Information regarding Abington Bank, Abington Bancorp and Abington Mutual Holding Company is set forth in the Prospectus under the captions “Summary - Abington Bancorp, Inc.,” “- Abington Mutual Holding Company,” and “ - Abington Bank.” The Prospectus also describes the business and financial condition of Abington Community Bancorp and Abington Bank under the captions “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical financial statements of Abington Community Bancorp are included in the Prospectus. See “Selected Consolidated Financial and Other Data” and “Index to Financial Statements” in the Prospectus. Information regarding the use of proceeds of the offering conducted in connection with the conversion, the historical capitalization of Abington Community Bancorp and the pro forma capitalization of Abington Bancorp and other pro forma data are set forth in the Prospectus under the captions “How Our Net Proceeds Will be Used,” “Our Capitalization” and “Pro Forma Data,” respectively.

The Prospectus sets forth certain information as to Abington Community Bancorp common stock beneficially owned by (i) the directors and executive officers of Abington Community Bancorp, and (ii) all directors and executive officers Abington Community Bancorp as a group. See “Management - Beneficial Ownership of Common Stock” in the Prospectus.

The Prospectus also provides information regarding the names, ages, business experience and compensation of directors and executive officers of Abington Community Bancorp, as well as certain existing and proposed new benefit plans. See “Management” in the Prospectus.

REVIEW OF OFFICE OF THRIFT SUPERVISION ACTION

Any person aggrieved by a final action of the Office of Thrift Supervision which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the Office of Thrift Supervision be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to depositors as provided for in 12 C.F.R. ‘563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the Office of Thrift Supervision by the clerk of the court and thereupon the Office of Thrift Supervision files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the Office of Thrift Supervision. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

HOW TO OBTAIN ADDITIONAL INFORMATION

You may request in writing a copy of the Plan of Conversion and/or the Articles of Incorporation and Bylaws of Abington Bancorp, Inc., from Abington Bank. Any such requests should be directed to, Secretary, Abington Bank, 180 Old York Road, Jenkintown, Pennsylvania, 19064. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by Abington Bank by 12:00 noon, Eastern time, on _________________ __, 2007.

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AVAILABLE INFORMATION

Abington Mutual Holding Company has filed with the Office of Thrift Supervision an Application for Conversion pursuant to which it will reorganize in accordance with the terms of the Plan of Conversion. This Proxy Statement and the Prospectus omit certain information contained in such Application. The Application may be inspected at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Northeast Regional Office of the Office of Thrift Supervision located at Harborside Financial Center, Plaza 5, Suite 1600, Jersey City, New Jersey 07301. Abington Bancorp also has filed an application with the Pennsylvania Department of Banking with respect to the conversion. The application may be examined at the principal office of the Pennsylvania Department of Banking at 17 N. Second Street, 11th Floor, Harrisburg, Pennsylvania. This prospectus omits certain information contained in that application.

Abington Bancorp, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-__________) under the Securities Act with respect to the common stock of Abington Bancorp, Inc. being offered in the conversion. This Proxy Statement and the Prospectus do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The public may obtain more information on the operations of the public reference room by calling 1-800-SEC-0330. The registration statement also is available through the SEC’s world wide web site on the internet at http://www.sec.gov. The statements contained in the Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

Please Remember to Mark, Sign, Date and Return the Enclosed Proxy Card in the Enclosed Postage-paid Envelope So That Your Important Vote Will Be Counted at the Special Meeting.

This Proxy Statement is neither an offer to sell nor the solicitation of any offer to buy stock. The offer is made only by the Prospectus.

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ABINGTON BANK	REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABINGTON BANK FOR USE ONLY AT A SPECIAL MEETING OF DEPOSITORS TO BE HELD ON ___________ __, 2007 AND ANY ADJOURNMENT THEREOF.

The undersigned, being a depositor of Abington Bank, hereby authorizes the Board of Directors of Abington Bank, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the special meeting to be held at the headquarters office of Abington Bank, located at 180 Old York Road, Jenkintown, Pennsylvania on __________ __, 2007, at ___:__ __.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

(1)
Approval of a Plan of Conversion and Reorganization (the “Plan of Conversion”) and the transactions contemplated thereby pursuant to which, in a series of substantially simultaneous and interdependent transactions: (i) Abington Bank will make an election, pursuant to Section 10(l) of the Home Owners’ Loan Act, as amended, to be treated as a savings association and Abington Mutual Holding Company will merge with and into a federal chartered mutual holding company and then convert to a federally chartered interim stock savings bank and Abington Community Bancorp, Inc. will merge with and into a federally chartered mid-tier holding company and then convert to a federally chartered interim stock savings bank and, immediately thereafter, each will merge with and into Abington Bank, with Abington Bank being the surviving entity; (ii) Abington Bancorp, Inc., a newly formed Pennsylvania-chartered stock corporation and subsidiary of Abington Bank, will form a Pennsylvania-chartered interim stock savings bank as a wholly owned subsidiary, which will merge with and into Abington Bank, with Abington Bank as the surviving entity; and (iii) the outstanding shares of common stock of Abington Community Bancorp, Inc. (other than those held by Abington Mutual Holding Company which will be canceled) will be converted into shares of common stock of Abington Bancorp, Inc. pursuant to an exchange ratios.

☐ FOR	☐ AGAINST

(2)
To vote, in their discretion, upon such other business as may properly come before the special meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

This proxy, if executed, will be voted FOR adoption of the Plan of Conversion if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

ABINGTON BANK	REVOCABLE PROXY

Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Abington Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Depositors of Abington Bank called for __________ __, 2004 and a Proxy Statement for the special meeting prior to the signing of this Proxy.

__________________________________________________
Signature    Date

__________________________________________________
Signature    Date

Note: Please sign exactly your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: Please Detach, Sign and Return “ALL” proxies from “ALL” packets received in the enclosed postage paid envelope. FAILURE TO VOTE IS EFFECTIVELY THE SAME AS AN “AGAINST” VOTE.